EXHIBIT 10.3

FIRST AMENDMENT TO
M/I HOMES, INC.
401(K) PROFIT SHARING PLAN

This First Amendment (this “Amendment”) to the M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”) is effective as of August 18, 2009.

WHEREAS, M/I Homes, Inc. previously adopted the Plan; and

WHEREAS, M/I Homes, Inc. previously amended the Plan for purposes of the Pension Protection Act of 2006 and other guidance; and

WHEREAS, pursuant to Section 14.01 of the Plan, M/I Homes, Inc. desires to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.  The first sentence of Section 1.01 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

This Section 1.01 is applicable on and after August 18, 2009.

2.  Section 2.02(a) of the Plan is hereby amended by adding the following to the end thereof:

Effective August 18, 2009, in lieu of requiring an Employee to complete an Enrollment Election, the Plan Administrator will elect on behalf of each newly hired Employee to have three percent of his or her Compensation or such greater amount determined by the Board of Directors of the Sponsor contributed to the Plan, with such amounts commencing on and after the date the Employee first becomes a Participant in the Plan, and will treat such amounts as Section 401(k) Contributions made by the Employer on behalf of such Employee.  Under this automatic enrollment arrangement, the Plan will provide the Employee with a notice written in a manner calculated to be understood by the average Employee for whom the automatic election applies which contains:

(i) an explanation of the automatic enrollment election and amount, the Employee’s right to change or revoke the election and the procedures and timing requirements for changing or revoking the election; and

(ii)  an explanation of how contributions made on the Employee’s behalf will be invested if the Employee does not direct his Account.

The notice described above shall be provided to the Employee prior to the date on which the Employee’s deferrals will commence under this paragraph, and again to the Employee prior to the beginning of each Plan Year.

3.  The definition of “Entry Date” in Section 21 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

“Entry Date” means:

(a) With respect to Section 401(k) Contributions, the first day of the first pay period following the date on which the Employee is initially eligible to participate in the Plan; and

(b) With respect to Employer Contributions, the first day of January, April, July or October;

but not earlier than the date the Plan first became effective.

IN WITNESS WHEREOF, M/I Homes, Inc. has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

M/I HOMES, INC.

______________________

 Printed Name:

                                                                               Its:  _________________

Date:______________________